                                                                    Exhibit (11)


                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                               Three Months Ended June 30,                    Six Months Ended June 30,
                             ----------------------------------------------------- ------------------------------------------------
                                          1998                       1997                    1998                   1997
                             ---------------------------   ----------------------- ---------------------   ------------------------
                              Shares     Amount      EPS    Shares  Amount   EPS    Shares  Amount   EPS    Shares     Amount   EPS
                              ------     ------      ---    ------  ------   ---    ------  ------   ---    ------     ------   ---

Net income (loss)                          $ 4                       $ 27                    $ 23                       $ 54

Preferred stock dividend
     requirements                           -                          -                       (1)                        (1)
                                            --                       ----                    ----                       ----
                                           $ 4                       $ 27                    $ 22                       $ 53
                                           ====                      ====                    ====                       ====
Share base:
     Average common
         stock outstanding     99,846                        104,173                 99,827                 104,599

BASIC EARNINGS PER SHARE                            $ 0.03                 $ 0.25                   $ 0.22                    $0.50
                                                    ======                 ======                   ======                    ======

                               THE LTV CORPORATION
                Calculation of Dilutive Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                 Three Months Ended June 30,                 Three Months Ended June 30,
                                 -------------------------------------------------   ---------------------------------------------
                                            1998                      1997                    1998                    1997
                                 -------------------------  ----------------------   ---------------------  ----------------------
                                  Shares    Amount    EPS    Shares    Amount  EPS    Shares  Amount  EPS    Shares   Amount   EPS
                                  ------    ------    ---    ------    ------  ---    ------  ------  ---    ------   ------   ---

Net income                                    $ 4                       $ 27                   $  23                   $ 54

Preferred stock dividend
     requirements                               -                          -                      (1)                     (1)
                                               --                       ----                   -----                     ---
                                                4                         27                      22                      53
Share base:
     Average common
         stock outstanding          99,846                    104,173                 99,827                104,599
Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted Stock      167                        177                    160                    147
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                   (A)      -               2,926      -             (A)      -           2,926       1
Common Stock issuable upon
     conversion of Senior
     Secured Convertible Notes         (B)      -               5,128      1             (B)      -           5,128       3
                                   -------    ---             -------   ----          ------   ----         -------    ----
                                   100,013    $ 4             112,404   $ 28          99,987   $ 22         112,800    $ 57
                                   =======    ===             =======   ====          ======   ====         =======    ====

DILUTIVE EARNINGS PER SHARE                         $ 0.03                    $ 0.25                  $ 0.22                 $ 0.50
                                                    =======                   ======                  ======                 ======






(A) Addition of these shares would result in antidilution in 1997.
(B) Senior Secured Convertible Notes were redeemed in September 1997.